SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ______________

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 27, 2003
                Date of Report (Date of earliest event reported)


                        WESTCOAST HOSPITALITY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


  Washington                      001-13957                          91-1032187
(State or Other            (Commission file number)             (I.R.S. Employer
 Jurisdiction of                                             Identification No.)
Incorporation)


                            201 W. North River Drive
                                    Suite 100
                            Spokane, Washington 99201
               (Address of Principal Executive Offices, Zip Code)


                                 (509) 459-6100
              (Registrant's Telephone Number, Including Area Code)



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

The following exhibit is furnished pursuant to Item 9 hereof and should not be deemed to be "filed" under the Securities Exchange Act of 1934:

Exhibit No.            Exhibit
-------------------    ---------------------------------------------------------
99.1                   Press Release dated June 27, 2003


Item 9:  Regulation FD Disclosure

On June 27, 2003, the Registrant issued a press release announcing that it had completed a $55.2 million mortgage refinancing. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K pursuant to this Item 9.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WESTCOAST HOSPITALITY CORPORATION



Dated:  June 30, 2003                                  By: /s/ Peter P. Hausback
                                                               Peter P. Hausback
                                                         Chief Financial Officer


                                                             EXHIBIT INDEX

Exhibit No.       Exhibit
--------------    --------------------------------------------------------------

99.1              Press Release dated June 27, 2003


Exhibit 99.1

WestCoast Hospitality Corporation Completes $55.2 Million Mortgage Refinancing

June 27, 2003
SPOKANE, Wash. - WestCoast Hospitality Corporation (NYSE:WEH) announced today the successful completion of a $55.2 million mortgage refinancing secured by 10 hotel properties. The 10-year fixed-rate loan was made by Column Financial, Inc., a Credit Suisse First Boston company out of their Los Angeles office, and was arranged by Sonnenblick-Eichner Company. The loan has an interest rate of 6.7% and 25-year amortization and includes a ten-year call.

Peter Hausback, Vice President and CFO, stated, "With interest rates at historical lows it is a good time to refinance our revolving credit facility to long-term debt and lock in a low rate. This debt structure strengthens the Company's balance sheet and further positions us for success through the remaining economic slowdown and the eventual economic recovery."

Loan proceeds will allow the Company to completely pay down outstanding borrowings under its Revolving Credit Facility. The elimination of borrowings under the Revolving Credit Facility will reduce current liabilities by approximately $54 million.

"I am extremely proud of our Company, our assets and our ability to complete this financing in a difficult economic environment," said Arthur Coffey, President and CEO. "Our intention to refinance our revolving credit facility has been stated in recent filings, and this announcement marks the completion of that process."

Column Financial (www.columnfinancial.com), a wholly owned subsidiary of Credit Suisse First Boston, was established in 1993 to originate commercial mortgage loans. Since then, Column has closed over $48 billion in commercial loans. Column, headquartered in Atlanta, Georgia, has 17 offices located across the country and in Canada offering a variety of financing options including interim and mezzanine lending programs.

Sonnenblick-Eichner Company (www.sonneich.com) is a Los Angeles based real estate investment banking firm that specializes in marketing institutional real estate and arranging structured finance for acquisition, construction and permanent loans, interim and mezzanine financing as well as joint venture equity transactions.

WestCoast Hospitality Corporation owns, manages, franchises and develops hotels providing care, comfort and value. Red Lion Hotels and WestCoast Hotels focus on serving business, convention and leisure travelers in first, second and third tier markets. WestCoast provides entertainment services through TicketsWest, including event ticketing for venues in the United States and Canada, and aggregates content for travel and entertainment that is sold in real time at its www.ticketswest.com website. TicketsWest also includes WestCoast Entertainment, a Broadway and special event presenting company. G&B Real Estate Services, the real estate division of WestCoast Hospitality Corporation, owns and manages commercial and residential properties. Registered trademarks of WestCoast Hospitality Corporation and its affiliates protect the use of "WestCoast", "Red Lion", "TicketsWest" and "G&B" and various derivatives of those usages.

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property and managing and leasing properties owned by third parties; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company's annual report on Form 10-K for the 2002 fiscal year and in other documents filed by the Company with the Securities and Exchange Commission.